Exhibit 99.1

CARS Announces CFO Transition; Names Jandy Tomy Interim CFO

Company Reaffirms First Quarter and Annual 2022 Outlook

CHICAGO (April 4, 2022) – Cars.com Inc. (NYSE: CARS) (“CARS” or the “Company”), the leading automotive marketplace platform that provides a robust set of digital solutions, today announced the resignation of Sonia Jain, Chief Financial Officer, effective April 15, 2022. Jain will be leaving the Company to pursue a new opportunity with a pre-IPO, venture capital-backed company.

"On behalf of the CARS team, I want to thank Sonia for her contributions to the Company and wish her well in her new endeavor. She leaves behind a strong Finance organization and a deep bench of talented Finance executives," said Alex Vetter, Chief Executive Officer of CARS.

The Company has appointed Jandy Tomy, Vice President and Treasurer, to serve as interim CFO. Tomy has been at CARS since March 2017 and has more than 20 years of public company experience in various financial and accounting roles. She previously served as CARS CFO from Jan. 2020 through June 2020. A nationally-recognized search firm has been retained to fill the permanent CFO position.

“I look forward to collaborating with Jandy in her CFO role once again and leveraging her many years of CARS financial leadership as the Company’s strategy continues to deliver sustainable growth,” continued Vetter. “The Board and I are fortunate that Jandy is able to seamlessly step in and lead our talented Finance team during the search for a permanent CFO.”

CARS reaffirms the previously communicated first quarter and annual 2022 outlook made Feb. 24, 2022. Additionally, for the first quarter of 2022, the Company reports year-over-year and sequential quarterly growth in Dealer Customers.

# # #

ABOUT CARS.COM INC.

CARS is the leading automotive marketplace platform that provides a robust set of digital solutions that connect car shoppers with sellers. Launched in 1998 with the flagship marketplace Cars.com and headquartered in Chicago, the Company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, CARS enables dealerships and OEMs with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share.

In addition to Cars.com, CARS brands include Dealer Inspire, a technology provider building solutions that future-proof dealerships with more efficient operations and connected digital experiences; FUEL, which gives dealers and OEMs the opportunity to harness the untapped power of digital video by leveraging Cars.com's pure audience of in-market car shoppers, DealerRater, a leading car dealer review and reputation management platform, automotive fintech platform CreditIQ, and Accu-Trade, a leading provider of vehicle acquisition technology and valuation data.

Exhibit 99.1

The full suite of CARS properties includes Cars.com™, Dealer Inspire®, FUEL™, DealerRater®, CreditIQ™, Accu-Trade™, Auto.com™, PickupTrucks.com™ and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning the Company's industry, Dealer Customers, results of operations, business strategies, plans and objectives, market potential, outlook, trends, future financial performance, planned operational and product improvements, potential strategic transactions, including the proposed acquisition of Accu-Trade, recent acquisitions, such as CreditIQ, liquidity, including draws from the Company's revolving credit facility, expense management and other matters and involve known and unknown risks that are difficult to predict. As a result, the Company's actual financial results, performance, achievements, strategic actions or prospects may differ materially from those expressed or implied by these forward-looking statements. These statements often include words such as "believe," "expect," "project," "anticipate," "outlook," "intend," "strategy," "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on the Company's current expectations, beliefs, strategies, estimates, projections and assumptions, based on its experience in the industry as well as the Company's perceptions of historical trends, current conditions, expected future developments, current developments regarding the COVID-19 pandemic and other factors the Company thinks are appropriate. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are expressed in good faith and the Company believes these judgments are reasonable. However, you should understand that these statements are not guarantees of strategic action, performance or results. The Company's actual results and strategic actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond the Company's control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond the Company's control, that could cause its actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and its other filings with the Securities and Exchange Commission, available on the Company's website at investor.cars.com or via EDGAR at www.sec.gov. All forward-looking statements contained in this press release are qualified by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to the Company and speak only as of the date of this press release. The Company undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The forward-looking statements in this report are intended to be subject to the safe harbor protection provided by the federal securities laws.

Exhibit 99.1

CARS Investor Relations Contact:
Robbin Moore-Randolph
rmr@cars.com
312.601.5929

CARS Media Contact:
Marita Thomas
mthomas@cars.com
312.601.5692